Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – September 11, 2014 – Bill Barrett Corporation (NYSE: BBG) announced today that management plans to participate in upcoming investor events.

Chief Executive Officer and President Scot Woodall will conduct a brief presentation to investors and participate in investor meetings at the 5th Annual Credit Suisse US Small & Mid Cap Conference on Tuesday, September 16, 2014. The event is not webcast.

Mr. Woodall and Vice President of Investor Relations Jennifer Martin will participate in investor meetings at the Deutsche Bank 2014 Energy Conference on Wednesday, September 17, 2014.

Chief Financial Officer Bob Howard will present at the Deutsche Bank 22nd Annual Leveraged Finance Conference on Tuesday, September 30, 2014 at 2:20 p.m. Pacific time. The event is webcast. An updated investor presentation will be posted on the Company’s website at www.billbarrettcorp.com at 5:00 p.m. Mountain time on Monday, September 29, 2014.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.